Exhibit (h)(1)(d) Amended Appendix A to the Fund Accounting and Administration Agreement

APPENDIX A AS OF SEPTEMBER 11, 2007

TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

Forward International Equity Fund1

Forward Hoover Small Cap Equity Fund1

Forward Hoover Mini-Cap Fund1

Forward Global Emerging Markets Fund1

Forward International Small Companies Fund1

Forward Progressive Real Estate Fund1

Forward Large Cap Equity Fund3

Forward Long/Short Credit Analysis Fund4

Forward Legato Fund1

Sierra Club Stock Fund1

Sierra Club Equity Income Fund1

Forward International Fixed Income Fund5

Forward Emerald Growth Fund2

Forward Emerald Banking and Finance Fund2

Forward Emerald Opportunities Fund2

[1]	This Agreement applies to these Funds as of March 1, 2006
[2]	This Agreement applies to these Funds as of September 12, 2005
[3]	This Agreement applies to this Fund as of September 8, 2006
[4]	This Agreement applies to this Fund as of December 7, 2006
[5]	This Agreement applies to this Fund as of September 11, 2007